Exhibit 2.4

JONES DAY
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114
Telephone: (216) 586-3939
Facsimile: (216) 579-0212
David G. Heiman (admitted pro hac vice)
Carl E. Black (admitted pro hac vice)
Thomas A. Wilson (admitted pro hac vice)

-and-

JONES DAY

1420 Peachtree Street, N.E.

Suite 800

Atlanta, Georgia 30309

Telephone: (404) 581-3939

Facsimile: (404) 581-8330

Jeffrey B. Ellman (admitted pro hac vice)

Attorneys for the Reorganized Debtors

HUNTON & WILLIAMS LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219
Telephone: (804) 788-8200
Facsimile: (804) 788-8218
Tyler P. Brown (VSB No. 28072)
J.R. Smith (VSB No. 41913)
Henry P. (Toby) Long, III (VSB No. 75134)
Justin F. Paget (VSB No. 77949)

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

RICHMOND DIVISION

In re: Alpha Natural Resources, Inc., et al., Reorganized Debtors.	Chapter 11 Case No. 15-33896 (KRH) (Jointly Administered)

NOTICE OF (I) ENTRY OF ORDER CONFIRMING THE SECOND AMENDED

JOINT PLAN OF REORGANIZATION OF DEBTORS AND DEBTORS IN

POSSESSION AND (II) OCCURRENCE OF THE EFFECTIVE DATE OF THE PLAN

PLEASE TAKE NOTICE OF THE FOLLOWING:

1. Confirmation of the Plan. On July [    ], 2016, the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”) entered an order (Docket No. [    ]) (the “Confirmation Order”) confirming the Second Amended Joint Plan of Reorganization of Debtors and Debtors in Possession (in the form dated as of May 27, 2016 and included in the solicitation packages distributed to the creditors that were entitled to vote thereon, the “May 27 Plan,” a true and correct copy of which (without exhibits) is attached to the Confirmation Order as Appendix I), as modified by the modifications, true and correct copies of which are annexed to the Confirmation Order as Appendix II (collectively, the “Modifications” and, together with the May 27 Plan and including the exhibits thereto, the “Plan”) in the chapter 11 cases of the above-captioned debtors and debtors in possession (collectively, the “Debtors”). Unless otherwise defined in this Notice, capitalized terms and phrases used herein have the meanings given to them in the Plan and the Confirmation Order.

2. Effective Date. The Reorganized Debtors hereby certify and give notice that the Plan became effective in accordance with its terms on [            ], 2016 (the “Effective Date”).

3. Plan Injunction. Confirmation of the Plan operates as an injunction against: (a) the commencement or continuation in any manner, directly or indirectly, of any suit, act, action or other proceeding of any kind against any Released Party, or the respective assets or property thereof; (b) enforcement, levying, attachment, collection or other recovery by any manner or means, directly or indirectly, any judgment, award, decree or order against any Released Party, or the respective assets or property thereof; (c) creation, perfection or other enforcement in any manner, directly or indirectly, of any Lien against any Released Party, or the respective assets or property thereof, other than as contemplated by the Plan; (d) assertion of any setoff, right of subrogation or recoupment of any kind, directly or indirectly, against any obligation due a Released Party, or the respective assets or property thereof; and (e) proceeding in any manner in any place whatsoever that does not conform to or comply with the provisions of the Plan or the Settlements. The Bankruptcy Court shall have jurisdiction to determine and award damages and/or other appropriate relief at law or in equity for any violation of such injunction, including compensatory damages, professional fees and expenses, and exemplary damages for any willful violation of said injunction.

4. Discharge of Claims. Except as provided in the Plan or in the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan will be in exchange for, and in complete satisfaction, discharge and release of, all Claims, including any interest accrued on Claims from the Petition Date to the full extent permitted by section 1141 of the Bankruptcy Code. Except as provided in the Plan or in the Confirmation Order, Confirmation will, as of the Effective Date, discharge the Debtors from all Claims and other Liabilities that arose on or before the Effective Date and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code to the full extent permitted by section 1141 of the Bankruptcy Code, whether or not (a) a Proof of Claim based on such debt has been Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (b) a Claim based on such debt is Allowed pursuant to section 502 of the Bankruptcy Code or (c) the holder of a Claim based on such debt has accepted the Plan.

As of the Effective Date and in accordance with the foregoing and except as provided in the Plan or the Confirmation Order, the Confirmation Order will be a judicial determination of a discharge of all Claims, including any debts and Liabilities against the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge will void any judgment obtained against the Debtors or Reorganized Debtors at any time to the extent that such judgment relates to a discharged Claim.

5. Enforcement of the Bar Date Order. Except as specifically set forth in the Plan, the Confirmation Order and this Notice, the Bar Date Order remains in full force and effect, including, without limitation, the establishment of February 19, 2016 as the Bar Date for entities, including governmental units, to File Claims that arose or are deemed to have arisen prior to the date on which the Debtors filed their chapter 11 petitions, August 3, 2015, including Claims arising under section 503(b)(9) of the Bankruptcy Code.

6. Administrative Claims Bar Date. Pursuant to Section II.A.1.h of the Plan, except as otherwise provided in Article II of the Plan, section 503(b)(1)(D) of the Bankruptcy Code and the Bar Date Order, and subject to any exceptions specifically set forth in the Confirmation Order, requests for payment of Administrative Claims (other than (a) DIP Facility Claims, (b) Fee Claims, (c) Ordinary Course Liabilities, (d) Professionals asserting a Fee Claim for services rendered before the Effective Date and (e) Claims pursuant to section 503(b)(9) of the Bankruptcy Code) must be Filed and served on the Reorganized Debtors pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than 30 days after the Effective Date, which is [            ], 2016, or such earlier date as specified in the Bar Date Order for a particular Administrative Claim (the “Administrative Claims Bar Date”). Absent further Court order, Holders of Administrative Claims that are required, but fail, to File and serve a request for payment of such Administrative Claims on or before the Administrative Claims Bar Date will be forever barred, stopped and enjoined from asserting such Administrative Claims against the Debtors, the Reorganized Debtors or their respective property. After the Effective Date, objections to a request for the payment of an Administrative Claim, if any, must be Filed and served on the Reorganized Debtors and counsel to the First Lien Agent (together, the “Notice Parties”) and the requesting party by the latest of: (a) 150 days after the Effective Date, which is [            ], 2016; (b) 60 days after the Filing of the applicable request for payment of Administrative Claims; or (c) such other period of limitation as may be specifically fixed by a Final Order for objecting to such Administrative Claims.

7. Professional Fee Claims. Professionals asserting a Fee Claim for services rendered or reimbursement of expenses incurred before the Effective Date under sections 328, 330(a), 331, 503 or 1103 of the Bankruptcy Code for compensation for services rendered or expenses incurred in the Chapter 11 Cases must: (a) File a Final Fee Application no later than 60 days after the Effective Date, or [            ], 2016; and (b) serve it on the Notice Parties and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order or other order of the Bankruptcy Court. Objections to any Fee Claim must be Filed and served on the Notice Parties and the requesting party by the later of: (a) 90 days after the Effective Date, which is [            ], 2016; (b) 30 days after the Filing of the applicable request for payment of the Fee Claim; or (c) such other period of limitation as may be specifically fixed by a Final Order for objecting to such Fee Claims.

8. Rejection Damages Claims. In accordance with Section II.G.6 of the Plan, unless otherwise provided by an order of the Bankruptcy Court, any Proofs of Claim based on the rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise, must be Filed with the Bankruptcy Court and served upon counsel to the Debtors on or before the later of: (a) 30 days after the Effective Date; or (b) for Executory Contracts identified on Exhibit II.G.5, 30 days after (i) a notice of such rejection is served under the Order, Pursuant to Sections 105, 365 and 1123 of the Bankruptcy Code, (I) Establishing Procedures with Respect to the Proposed Assumption, Assumption and Assignment, and Rejection of Executory Contracts and Unexpired Leases and the Treatment of Other Agreements Pursuant to the Debtors’ Second

Amended Joint Plan of Reorganization and Applicable Law and (II) Approving the Form and Manner of Notice Thereof (Docket No. 2840) (the “Contract Procedures Order”), if the contract counterparty does not timely file an objection to the rejection in accordance with the Contract Procedures Order or (ii) if such an objection to rejection is timely filed with the Bankruptcy Court in accordance with the Contract Procedures Order, the date that an Order is entered approving the rejection of the applicable contract or lease or the date that the objection to rejection is withdrawn. Any Claims not Filed within such applicable time periods will be forever barred from receiving a Distribution from the Debtors, the Reorganized Debtors or the Debtors’ Estates.

9. Service Upon Claims Agent. Administrative Claims and Proofs of Claim that are required to be Filed in accordance with the bar dates set forth above must be served on the Debtors’ claims, notice and balloting agent Kurtzman Carson Consultants, LLC so as to be actually received by the applicable deadline by delivering an applicable proof of claim by regular mail, overnight courier or hand delivery to the following address:

Alpha Natural Resources Claims Processing Center

c/o Kurtzman Carson Consultants, LLC

2335 Alaska Avenue

El Segundo, California 90245

Proofs of claim may NOT be delivered by facsimile or electronic mail transmission. Any facsimile or electronic mail submission will not be accepted and will not be deemed Filed until a proof of claim is submitted by one of the approved methods described above.

10. Notice Parties’ Service Addresses. To be effective, any notices, requests and demands required or permitted to be provided under the Plan shall be in writing (including, without express or implied limitation, by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, and addressed to: (i) counsel to the Reorganized Debtors, Jones Day, 901 Lakeside Avenue, Cleveland, Ohio 44114 (Attn: David G. Heiman, Carl E. Black and Thomas A. Wilson), Jones Day, 1420 Peachtree Street, N.E., Suite 800, Atlanta, Georgia 30309 (Attn: Jeffrey B. Ellman) and Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219 (Attn: Tyler P. Brown, J.R. Smith, Henry P. (Toby) Long, III and Justin F. Paget); (ii) the Office of the United States Trustee, 101 W. Lombard Street, Suite 2650, Baltimore, Maryland 21201 (Attn: Hugh M. Bernstein); and (iii) counsel to the DIP Agent and the First Lien Agent, Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 (Attn: Damian S. Schaible, Damon P. Meyer and Bradley A. Schecter) and McGuireWoods LLP, 800 East Canal Street, Richmond, Virginia 23219 (Attn: Dion W. Hayes, Sarah B. Boehm and K. Elizabeth Sieg), as applicable.

11. Copies of the Plan and the Confirmation Order. Copies of the Plan and the Confirmation Order may be obtained free of charge at www.kccllc.net/alpharestructuring.

Dated: July [ ], 2016	Respectfully submitted,
Richmond, Virginia
/s/ Henry P. (Toby) Long, III
Tyler P. Brown (VSB No. 28072)
J.R. Smith (VSB No. 41913)
Henry P. (Toby) Long, III (VSB No. 75134)
Justin F. Paget (VSB No. 77949)
HUNTON & WILLIAMS LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219
Telephone: (804) 788-8200
Facsimile: (804) 788-8218

David G. Heiman (admitted pro hac vice)
Carl E. Black (admitted pro hac vice)
Thomas A. Wilson (admitted pro hac vice)
JONES DAY
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114
Telephone: (216) 586-3939
Facsimile: (216) 579-0212

-and-

Jeffrey B. Ellman (admitted pro hac vice)
JONES DAY
1420 Peachtree Street, N.E.
Suite 800
Atlanta, Georgia 30309
Telephone: (404) 581-3939
Facsimile: (404) 581-8330

ATTORNEYS FOR THE REORGANIZED DEBTORS